Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4/A (File No. 333-213370) of First Bancorp of our report dated March 14, 2016, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of First Bancorp, appearing in the Annual Report on Form 10-K of First Bancorp for the year ended December 31, 2015.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Elliott Davis Decosimo, PLLC

Charlotte, North Carolina

October 24, 2016